UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 18, 2008 (September 3, 2008)

IAS ENERGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21255	91-1063549
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

240 – 11780 HAMMERSMITH WAY
RICHMOND, BRITISH COLUMBIA V7A 5E9, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

OPTION AGREEMENT

On November 26, 2007, the Registrant, IAS Energy, Inc., an Oregon corporation (“IAS” or the “Company”), entered into an Option Agreement (the “Option Agreement”) with each of the two shareholders (the “Vendors”) of Power Telecom Limited (“Power Telecom”), a company incorporated in Hong Kong, for the option to acquire up to 100% of the outstanding shares of Power Telecom in consideration for the issuance of up to 50,000,000 Class A shares of common stock of the Company and the requirement to invest up to $650,000 towards the further development of Power Telecom’s business. Power Telecom owns 100% of the rights to the Chinese website http://www.video1314.com.

On September 3, 2008, the Company completed the third option exercise, pursuant to the Option Agreement, and now holds an aggregate of 6,000 shares of Power Telecom’s common stock representing 60% of the issued and outstanding equity and voting interests of Power Telecom. Following completion of the third option exercise, IAS has paid Power Telecom an aggregate of $350,000 cash, for working capital purposes, issued an aggregate of 30,000,000 shares of its common stock to the Vendors, and issued an aggregate of 3,000,000 shares of its common stock as a finders fee, for the first, second and third options.

Immediately following the exercise of this third option by IAS, there were 70,013,817 shares of IAS’s common stock outstanding and the Vendors became a 42.85% shareholder of IAS, holding an aggregate of 30,000,000 shares of common stock of IAS from the exercise of the first three options.

Further options include the following:

1)

To purchase an additional 20% interest in Power Telecom, the Company must issue an additional 10,000,000 Class A common shares, pay a further $150,000 to Power Telecom, and issue an additional 1,000,000 Class A common shares as a finder’s fee.

2)

To purchase an additional 20% interest in Power Telecom, the Company must issue an additional 10,000,000 Class A common shares, pay a further $150,000 to Power Telecom, and issue an additional 1,000,000 Class “A common shares as a finder’s fee.

Material relationships in respect of the transaction between the Vendors or Power Telecom and the Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such director or officer, are set out herein this 8-K/A (see “Certain Relationships and Related Transactions, and Director Independence”).

BUSINESS

Background

Power Telecom Limited, is a company incorporated in Hong Kong under a Companies Ordinance as a limited liability company on March 13, 1998 which operates and owns 100% of the legal and beneficial interest in the website, www.video1314.com ("Video 1314"), a Chinese Web 2.0 platform similar to YouTube (www.youtube.com).

On October 23, 2007 IAS and Power Telecom entered into a letter of intent (“LOI”) with each of the two shareholders of Power Telecom for IAS to acquire up to a 100% interest in Power Telecom. Upon execution of the LOI, IAS paid Power Telecom the sum of $50,000, towards the $650,000 aggregate capital contribution, to be used for the further development of the business of Power Telecom.

On October 25, 2007 the Board of Directors of IAS appointed Samuel Kam, a shareholder of Power Telecom, as Vice President of Internet Development to oversee the website www.video1314.com (refer to section “Directors and Executive Officers” herein).

On November 26, 2007 IAS entered into an Option Agreement with the Vendors and Power Telecom, to acquire up to a 100% interest in Power Telecom. Pursuant to the Option Agreement, the Vendors and Power Telecom granted IAS a series of irrevocable exclusive options to purchase up to 100% of the shares of Power Telecom. IAS may issue up to 50 million shares of common stock of IAS in exchange for up to all outstanding shares of Power Telecom held by the Vendors. Additionally, IAS may invest up to an aggregate of $650,000 cash in Power Telecom as a capital contribution.

IAS is receiving a series of options only to purchase the shares of Power Telecom and is under no obligation to exercise the options in whole or in part. IAS may elect to exercise only some of the series of options granted thereunder. If IAS elects only to exercise some of the series of options granted thereunder, IAS will retain the percentage of Power Telecom that it has already purchased.

IAS shall also issue up to five million shares of common stock of IAS to Ramon Mabanta as a finder’s fee if all the options to purchase up to 100% of the shares of Power Telecom are exercised. Such finder’s fee shares shall be subject to a lock-up agreement.

On November 26, 2007 IAS exercised the first option, made a payment of $50,000, issued 10 million shares of its common stock to the Vendors, and earned a 20% interest in Power Telecom. Additionally, IAS issued one million shares of its common stock to Ramon Mabanta as a finder’s fee.

On March 5, 2008, IAS exercised the second option, made a payment of $100,000, and issued 10,000,000 common shares of IAS to acquire a further 20% interest in Power Telecom for a total holding of 40%. Additionally, IAS issued one million shares of its common stock to Ramon Mabanta as a finder’s fee.

On September 3, 2008, IAS completed the exercise of the third option, made a payment of $100,000, and issued 10,000,000 common shares of IAS to acquire a further 20% interest in Power Telecom for a total holding of 60%. Additionally, IAS issued one million shares of its common stock to Ramon Mabanta as a finder’s fee.

On September 22, 2008, the Board of directors of IAS appointed Samuel Kam as Chairman of IAS.

BUSINESS OF THE ISSUER

Video1314

Video1314 is a fast growing Chinese Web 2.0 platform (similar to www.youtube.com) that allows users to share videos, music, and audio as well as sell goods and services using videos in its marketplace. Since its launch, Video1314 has attracted millions of users and Power Telecom believes it is fast becoming one of Asia’s top Web2.0 destinations. Video1314 currently serves the Greater China region, which includes Mainland China, Hong Kong, Macau and Taiwan, and has plans to expand its Chinese platform and launch across Asia in Japanese, Korean and English The features of the site are focused on free online photo, video and audio sharing; a marketplace to buy and sell goods using video, photo and audio technologies; and online educational gaming.

Background

Unlike the early days of the Internet, the Internet that we see today has highly evolved into a platform. Previously, webmasters controlled the information on the Internet; however, today, the user is in control. Instead of just viewing, today’s users are publishing, issuing, correcting and displaying information on the Internet and this has become a way of life. Today, users are more and more inclined and accustomed to using applications without installing any software on their PCs. This has given rise to the new term, Web2.0.

More and more Web2.0 platforms are growing and proliferating on the Internet and many have become very successful throughout the years due to the advancement in Internet infrastructure, products that tie onto the Internet such as phones and devices, as well as the large increases in Internet population. As of June 30th, 2008, the number of Internet users worldwide has now reached over 1.46 billion (data from Nielsen/NetRatings).

Principal Products/Services and Markets

Video1314 focuses on four main areas: low resolution shared video clips uploaded by users for free; free online photo and music sharing as well as storage; a marketplace where users can buy and sell goods; and future syndicated programming for high resolution TV programs that can be watched over the Internet.

Video1314's target market is Asia. Initially, Video1314 targets the Greater China market which includes, Hong Kong, Macau, Taiwan and the Peoples Republic of China. At a later stage, targets of other Asian areas with mature Internet infrastructure with high speed broadband Internet may include Japan, Korea and Singapore. Video over the Internet requires broadband lines such as ADSL, Fiber Optic or Ethernet lines. The success of Video 1314 is dependent on broadband lines; therefore Video1314 will initially target these countries. Other Asian countries such as Thailand, Indonesia, Malaysia and Philippines are still lagging behind in broadband infrastructure.

The target population is as follows:

Stage 1

	Population	Internet Users*
Hong Kong	7,018,636	4,878,713
Macau	460,823	238,000
Taiwan	22,920,946	15,400,000
China	1,330,044,605	253,000,000

Stage 2

	Population	Internet Users*
Japan	127,288,419	94,000,000
Korea	49,232,844	34,820,000
Singapore	4,608,167	2,700,000

*The above estimated figures are as of June 30th, 2008.

In today’s current competitive environment, it must provide a new platform and value for its members by offering a marketplace for its users to make money by buying and selling goods freely on Video1314 with video, photo and music marketing. By first attracting users to view content, Power Telecom hopes these users will be easily convinced to use Video1314.com as a C2C, B2C or B2B platform.

Technology

The Video1314 platform passed the beta phase and has been viewable on the web since March 2007, with its developed software and high performance servers. The site has already achieved notable performance, topping 16.6 million hit rates to its site a month. Its current servers are based in Hong Kong. The site has adopted the shortest route network management scheme and set up high-speed servers in Hong Kong and will soon set-up servers in Taiwan, Tokyo and Seoul, so as to greatly enhance the speed of video clip uploading.

Power Telecom believes Video1314 is entering a growth phase in its markets. Asian telecom companies have invested heavily into Internet infrastructure with fiber optic cables, lines and wireless technologies such as Wi-Fi and 3G. Major telecom operators in Hong Kong are already promoting high-speed broadband everywhere. China Mobile is laying out plans for high-speed broadband throughout China with 3G/4G technologies.

Apart from providing faster file uploading compared with YouTube's weakness of low speed, Video1314 provides also provides 2GB free storage for users in Greater China for uploading video clips, photos and music files.

Due to the ease of access to the Internet, growth of new Internet users, sharing of digital media and the change in lifestyles, Power Telecom anticipates a substantial demand for its platform. The demand for entertainment, moneymaking services and applications will fuel the users’ needs. It is hoped Video1314’s unique platform will itself be the choice of millions of Internet users.

Business Operation

Power Telecom anticipates three operational and developmental stages of growth and development:

Stage one:	In the first stage, the task is to increase the number of daily visits from hundreds of thousands to over one million, and to win advertising with major leading brands as clients of on-line video ads.

Stage two:	The second stage concerns the combination of video ads and transaction platforms with the aim to gain advertising profits.

Stage three:	In the third stage, Power Telecom hopes to achieve the introduction of popular TV dramas from overseas on Vide1314 in order to develop paid services.

In order to gain user awareness for its platform, Video1314 must:

  increase its content
  establish specialty "rewards" marketing programs
  enhance the user friendliness of its platform through ease of use and multilingual capability for an Asian audience increase the speed of the videos to stop buffering by co-locating its servers on the “edge” nearer to end users computers on the Internet.

In addition to gaining clients of on-line banner and video advertising by means of tiered advertising packages, Power Telecom is developing third party advertising sources from Adbrite, Yahoo and Google, and also making active contacts with leading brands to benefit from the business opportunities of on-line video advertising.

Ideally, Power Telecom would like Video1314 to be a combination of the successful platform-types offered by sites such as YouTube and Alibaba, with the search capabilities of sites such as Google, creating a versatile Chinese-interface website combining YouTube's video clip uploading, Alibaba's on-line transactions and Facebook's network social interactions.

Power Telecom hopes to increase Video 1314’s site usage in an attempt for Video 1314 to become one of the top destinations on the web. As one of the top destinations on the web, Power Telecom believes advertisers will be attracted to advertise on its site. Video1314 plans to build a relational advertising system in which an advertiser’s ad will show products or services in relation to what the user is viewing.

All of this, combined with in-house built, low-cost, innovative performance hardware systems using Linux will provide performance, functionality and reliability which will allow Video1314 to be a strong challenger with its competition.

Business Updates

In December 2007, the fiber optic backbone capacity was upgraded from 100Mbps to 1000Mbps in Hong Kong, which is equivalent to twenty-two T3 lines. This added capacity and connection to the Internet would allow Video1314 to have the capacity to sustain over 30 million hits to its site per day. Traffic on its web site for the month of January 2008 registered more than 10 million hits, reflecting growing interest in the site's ability to offer video, photo and audio sharing experiences to its users. The activity in January represented a 300% increase compared to 4 million hits recorded in November 2007.

In March 2008, Video1314 successfully launched its "Marketplace". Marketplace is Video1314's platform that enables its members and users to buy and sell goods and services using its video technologies. The platform creates a unique customer experience through the display of featured items on the site, which is designed to drive a greater level of e-commerce activity.

Users today are able to see a seller's product in a video format rather than just a static picture. With today's advancement in mobile phone technology offering video recording capabilities, Video1314 members will easily be able to make a short video of products they wish to sell. Power Telecom hopes this added feature will increase the current web site hit rate substantially before the end of 2008. We have added RSS feed features so users will be constantly updated with the latest videos, music and photos in their Yahoo and Google pages. We have also added Facebook buttons so users can embed their favorite videos into their Facebook profile with just one click of a button.

In April 2008, Video1314.com launched a new gaming portal as part of its Web 2.0 platform. The first online game introduced was a free educational online game called Game1516, which is a Q&A game that requires users to answer questions from various topics ranging from history, geography, music, science and current events.

The game can be played at: http://www.video1314.com/game1516/index.html .

This launch is the first of a variety of online games planned for Chinese users which will be introduced with the goal of attracting increased traffic to the web site.

Power Telecom believes Video1314.com is emerging as a destination site providing content, video-sharing, commerce and social networking for millions of users. Since the beginning of January 2008, more than 1.84 million visitors visited the site based on our server’s statistics.

Power Telecom anticipates this feature will enhance the already successful aspects of Video 1314 that allow users to share video, music and audio, as well as buy and sell goods and services in the marketplace.

In June 2008, Power Telecom entered into a partnership and cross-marketing agreement with Queen Productions Limited, a leading Chinese Artist management, music and film production company. Video1314.com's site will be promoted by Queen Productions’ artists at public events, venues, in print material and in music and film publications. In exchange, Queen Productions has engaged Video1314 to exclusively promote on the Internet, their artists, music and films via Video1314.com. Power Telecom hopes this partnership will significantly increase the activity on Video1314’s site, with the expectation of resulting increased commercial activities. Queen Products represents many popular Chinese entertainers, and it is hopes that its relationships will expand Video1314’s audience at a time when significant enhancements have been made to improve its functionality and content.

In June 2008, Video1314.com recorded web site traffic with over 14.3 million hits to its site during June 2008.

In September 2008, the board of directors of IAS Energy appointed Samuel Kam as Chairman of IAS Energy, Inc. Additionally, during the week of September 22, 2008, Video1314.com received a record 934,147 hits to its web site in a single day, which is close to the goal of 1,000,000 hits per day.

Intellectual Property

The domain name, Videol314.com, was registered in the name of Power Telecom on January 10, 2007 and expires on January 10, 2013. Power Telecom has obtained adequate protection of its intellectual property rights in connection with Video 1314, including the registration of other websites with confusingly similar names and registration of relevant trademarks in the appropriate jurisdictions. In addition, Power Telecom Limited has registered various related website domain names, including money1314.com, tech1314.com, friend1314.com, market1314.com and fashion1314.com.

There is no pending or threatened litigation affecting Power Telecom or Video 1314. There are no copyright issues affecting or threatened to affect Power Telecom or Video 1314.

Competition

Power Telecom operates in the Internet products, services, and content markets, which are highly competitive and characterized by rapid change, converging technologies, and increasing competition from companies offering communication, information, and entertainment services integrated into other products and media properties.

Power Telecom competes for users and advertisers with many other providers of online services. The principal competitive factors relating to attracting and retaining users include the usefulness, accessibility, reach, integration, and personalization of the online services that we offer, and the overall user experience.

The most significant competition is from Baidu, Alibaba, Yahoo! China, Google China, Tudou and Youku.

In this Chinese market, Power Telecom also competes with local portals that are predominantly supported by local telecommunication providers or local providers of specific locally designed and marketed Internet services, some of which may have a potential competitive advantage due to an existing direct billing relationship with their users.

Material Effects Of Government Regulation

The business interest and operations in Power Telecom and Video 1314 are conducted in China. China's economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. The Chinese government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, Power Telecom may be adversely affected by government control over video sharing and the Internet. In December 2007, the Chinese Government issued new rules which held that in order to operate, video-sharing sites must be part state-owned. Regulators later issued guidance that some privately run sites may continue if they were given licenses and agreed to abide by content restrictions. Such measures may cause a decrease in the level of activity in media sharing web sites in China, which in turn could adversely affect Power Telecom.

Research and Development

Power Telecom has not incurred any research and development expenses during the fiscal years ended April 30, 2008 and April 30, 2007.

Employees

Power Telecom has no employees. It outsources all its development work, server and Internet bandwidth rental and management of Video1314.com to PowerNetix Limited, a company with common directors and officers, including management and employees.

Power Telecom or its subsidiaries has not been the subject of any bankruptcy, receivership or similar proceedings.

Other than IAS becoming a majority shareholder of Power Telecom, there has been no material reclassification, merger or consolidation of Power Telecom or any of its significant subsidiaries.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This Item 2 and the Current Report on Form 8-K may contain “forward-looking statements.” In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about Power Telecom’s market opportunity, strategies, competition, expected activities and expenditures as it pursues its business plan. Although it is believed that the expectations reflected in any forward-looking statements are reasonable, future results, levels of activity, performance or achievements cannot be guaranteed. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which predictions are based and/or forward-looking statements could materially affect actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) limited operating history; (2) ability to retain the professional advisors necessary to guide us through corporate restructuring; (4) the risks inherent in the investigation, involvement and acquisition of a new business opportunity; (5) unforeseen costs and expenses; (6) potential litigation with shareholders, creditors and/or former or current investors; (7) the ability to comply with government regulations in China; and (8) other factors over which Power Telecom may have little or no control.

Power Telecom does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Such factors include the factors described in the Power Telecom Limited interim and audited consolidated financial statements, the unaudited pro forma condensed combined consolidated financial statements, and the management’s discussion and analysis of financial condition and results of operations herein.

In connection with, and because of the desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, readers are cautioned regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on behalf of Power Telecom, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Power Telecom’s control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on Power Telecom’s behalf.

Currencies and Exchange Rates

Power Telecom Limited publishes its financial statements in Hong Kong dollars. Unless otherwise specified, all dollar amounts in this 8-K/A are expressed in United States Dollars (“US$” or “$”). Unless otherwise indicated, translations from Hong Kong dollars to US dollars for the period ended April 30, 2008 have been made at a rate of HK$ 7.795 to US$ 1.00, and for the period ended July 31, 2008 have been made at a rate of HK$ 7.80 to US$ 1.00, converted at the noon buying rate as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"). We do not represent that Hong Kong dollar or US dollar amounts could be converted into US dollars or Hong Kong dollars, as the case may be, at any particular rate, the rates below or at all.

Plan of Operation

During the fiscal year ended April 30, 2008, Power Telecom received $200,000 as a capital contribution pursuant to the Option Agreement to operate and expand its Video1314 website and to provide working capital. Further operating costs to the end of Power Telecom’s fiscal year ended April 30, 2009 are projected to cost approximately $400,000, including all overhead. Based upon current estimates of projected expenditures, Power Telecom does not have enough cash on hand to meet its projected obligations. Power Telecom will be seeking to raise approximately $300,000 additional working capital to fund capital and operational costs. It may receive up to $300,000 should IAS exercise the remaining two options pursuant to the Option Agreement. In the event that Power Telecom is not successful in raising working capital and IAS does not exercise any further options, a director of Power Telecom has undertaken to provide adequate and continuing financial support to Power Telecom as and when required.

Year ended April 30, 2008 compared to the year ended April 30, 2007

Revenues

Power Telecom earned minimal revenues of $6,098 from operations during the fiscal year ended April 30, 2008, and $2,564 for the three months ended July 31, 2008. Its activities have been financed from a director of Power Telecom for working capital purposes. It also received a capital contribution of $200,000 advanced by IAS pursuant to the Option Agreement from the exercise by IAS of the first and second options. Power Telecom does not anticipate earning significant revenues until such time as it has gained clients of on-line banner and video advertising and established the combination of video ads and transaction platforms, of which there is no assurance.

Loss

Power Telecom incurred a net loss of $316,239 in its fiscal year ended April 30, 2008, as compared to a net loss of $1,198 in fiscal 2007. It has not attained profitable operations and is dependent upon obtaining financing to pursue product development, marketing and working capital activities. For these reasons its auditors stated in their report that they have substantial doubt that Power Telecom will be able to continue as a going concern.

Three-Months Ended July 31, 2008 Compared to the Three-Months Ended July 31, 2007

Revenues

Power Telecom earned minimal revenues of $2,564 from operations during the three months ended July 31, 2008, compared to $nil for the three months ended July 31, 2007. Its activities have been financed from a director of Power Telecom and from the capital contribution advanced by IAS of US$112,500 during the three months ended July 31, 2008 pursuant to the Option Agreement for working capital purposes. Power Telecom does not anticipate earning significant revenues until such time as it has gained clients of on-line banner and video advertising and established the combination of video ads and transaction platforms, of which there is no assurance.

Expenses

During the three-month period ended July 31, 2008 general and administrative expenses were $69,808, compared to $1,197 for the three-month period ended July 31, 2007. This increase was due to increased operating, marketing and advertising expenses.

Loss

Net loss for the three-month period ended July 31, 2008 was $67,231, compared to $1,197 for the three-month period ended July 31, 2007. We have not attained profitable operations and are dependent upon obtaining financing.

Capital Resources

At July 31, 2008, Power Telecom had assets recorded at $4,190 consisting of cash of $1,626 and accounts receivables of $2,564.

Liabilities

As at July 31, 2008, Power Telecom had liabilities of $324,814, compared to $212,357 as at July 31, 2007, consisting of accounts payable and accrued liabilities.

Critical Accounting Policies and Estimates

For all periods following September 3, 2008, being the date of the 60% acquisition of Power Telecom by IAS Energy, IAS Energy intends to prepare consolidated financial statements of IAS and its subsidiaries, which will be prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of the financial statements IAS will be required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, IAS will evaluate its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. IAS intends to base its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions. In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” the Registrant identified the most critical accounting principals upon which its financial status depends. The Registrant determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. The Company presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

DESCRIPTION OF PROPERTY

Power Telecom entered into an outsourcing agreement with PowerNetix Limited, a company with related directors and officers, on March 15, 2007 to develop and implement the entire Video1314.com platform. The fees paid pursuant to this outsourcing agreement include, among other things, the facilities and office rental through which Power Telecom operates its business of Video1314. The outsourcing agreement between Power Telecom and Power PowerNetix is incorporated by reference to this Form 8-K/A as Exhibit 10.2. Its address is 22/F, China Online Centre, 333 Lockhart Road, Wan Chai, Hong Kong.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Current Report, Power Telecom has 10,000 shares of common stock outstanding. The following table sets forth certain information regarding the beneficial ownership of Power Telecom’s outstanding shares as of the date of this Report by (i) each person who is known by it to own beneficially more than 5% of its outstanding shares of common stock, (ii) each of its executive officers and directors, and (iii) all of its executive officers and directors as a group.

Name	Class A Common	Percentage of Class A
	Shares Owned	Shares Owned
IAS Energy, Inc. [1]	6,000	60%

Biotonus Clinique Bon Port (Hong Kong) Limited [2]	4,000	40%

All shares are held beneficially and of record and each record shareholder has sole voting and investment power.

[1]	IAS Energy, Inc. is a widely-held public company listed for trading on the OTC Bulletin Board. Its address is 240 - 11780 Hammersmith Way, Richmond, British Columbia V7A 5E9, Canada.

[2]

Biotonus Clinique Bon Port (Hong Kong) Limited, is a private holding company incorporated in Hong Kong. The majority shareholder and a director of Biotonus Clinique Bon Port (Hong Kong) Limited is Samuel Kam (70%), who is also an officer and director of Power Telecom Limited, and the Chairman of IAS Energy, Inc. Its address is 22/F, China Online Centre, 333 Lockhart Road, Wan Chai, Hong Kong.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable. The number and percentage of shares beneficially owned are based on 10,000 shares of common stock outstanding as of September 3, 2008, the date of completion of the third Option Exercise.

CHANGES IN CONTROL

Other than as follows, we know of no arrangements the operation of which may result in a change of control of Power Telecom.

Pursuant to the Option Agreement dated November 26, 2007 between IAS, the Vendors and Power Telecom Limited, from the date of the Option Agreement until the earlier of the date that IAS has fully exercised the options under the Option Agreement and December 31, 2013, Messrs. Samuel Kam and Biotonus Clinique Bon Port (Hong Kong) Limited covenant to vote their shares of IAS in favour of the composition of the Board of Directors of IAS as Mr. Robertson, President of IAS, shall so direct in writing. Mr. Robertson disclaims beneficial ownership of these shares (refer to our 8-K dated and filed with the SEC November 28, 2007).

DIRECTORS AND EXECUTIVE OFFICERS.

As of the date of this 8-K/A. the names and ages of the directors and executive officers of Power Telecom and their positions with the company are as follows:

Name	Age	Position
Samuel Kam	41	Director, CEO, COO and CTO
Marina Ma	68	Director
Wilson Choi	31	Chief Financial Officer

All the directors of Power Telecom have served since the formation of the company March 13, 1998. The Executive Officers were elected on March 13, 2008, except for Wilson Choi, who was appointed as Chief Financial Officer on November 1, 2007. All officers currently devote part-time to our operations.

There is a family relationship between directors or executive officers. Marina Ma is the mother of Samuel Kam.

The present and principal occupations of Power Telecom’s directors and executive officers during the last five years are set forth below:

Samuel Kam –CEO, COO, and CTO

Samuel Kam has been in investment consultancy, business management, acquisition in real estate, trading, manufacturing and the travel industry between 1986 and 1995. From 1987 to 1992 in Canada, he was president of Samabill Transworld Investments Inc., which was in investment consultancy. In 1990, he purchased Soficomex Development Corp. in Canada. As their president from 1990 to 1996, he developed the company into a major airline consolidator in Eastern Canada. Mr. Kam was among the first group of pioneers in the Internet industry in Hong Kong. In early 1996, he founded PowerNet Internet Group in Hong Kong, a leading ISP rated as the top three best ISPs in Hong Kong in 1999 by PC World. In 1998 he founded Power Telecom Limited. In 2000 he founded PowerNetix Limited, one of the most advanced Internet data centres offering up to Layer 7 application controls. He has been instrumental in developing many advanced services and products, particularly global VPN products and utility computing over the Internet. He has developed a specialty in network operations, management and product development. In 2003, he co-founded Power-All Networks Ltd, which specializes in cluster based computing and data centre in a box solutions. In 2007, he founded the Video1314.com website.

Marina Ma – Director

Marina Ma has operated her own travel agency and tour business from 1975 to 1993. Since 1982 she has also been an Immigration Consultant and has processed the paperwork for hundreds of emigration cases for Hong Kong and Chinese nationals to various countries such as Canada, USA, New Zealand, Australia. She has also processed immigration passport applications to countries such as Tonga, Honduras and Belize.

Wilson Choi – Chief Financial Officer

Wilson Choi devoted himself in the finance industry, he had been in the position of Investment Consultant in Citibank N.A since 2000, and became Vice President at HSBC Futures, where he supported HSBC Treasury and Capital Market funds and investment banks on hedging and speculative activities through the use of futures and options. In 2002, Wilson founded Neutron Capital, a US$10 million multi-strategy private hedge fund which specialized in Mutual Fund Arbitrage and Quantitative Arbitrage. In 2006, he joined Honorpearl as Project Analyst, where he provided advice on corporate structure, capital structure, fundraising and financial projections for projects in China and Hong Kong of various industries. Wilson has proved his strong analytical skill, market sense, risk management skill as well as extensive connections with bankers from his career achievement in the finance industry. Wilson graduated in University of Melbourne in 1997, received a Master of Finance degree in 1999 and certified as Chartered Financial Analyst in 2004. Mr. Choi joined Power Telecom in November 2007 as its chief financial officer.

EXECUTIVE COMPENSATION.

Outstanding Equity and Stock Awards at Fiscal Year End

Power Telecom has no form of equity or stock compensation plan. Accordingly, there were no equity or stock awards awarded to the named executive officers, and this disclosure has been omitted.

Compensation of Directors

During the most recently completed financial year, Power Telecom paid no cash compensation to the Directors for services rendered.

Executive Officers of Power Telecom, who also act as Directors of Power Telecom, do not receive any additional compensation for services rendered in such capacity other than as paid by Power Telecom to such Executive Officers in their capacity as Executive Officers (see “Summary Compensation”).

Compensation Committee Interlocks and Insider Participation

The board of directors does not have any committees including a compensation committee due to the small size and the sufficiency of the corporate systems in place.

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid for services rendered to Power Telecom during the last three fiscal years by Power Telecom’s Chief Executive Officer and the company's most highly compensated executive officers who served as such at the end of the last fiscal year. No executive officer had an annual salary and bonus in excess of $100,000 during such year.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Samuel Kam- CEO, COO and CTO	2008 2007 2006	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)

Power Telecom entered into an outsourcing agreement with PowerNetix Limited, a company with related directors and officers, on March 15, 2007. Under this agreement, PowerNetix provides all development work, server and Internet bandwidth rental and management to develop and implement the entire Video1314.com platform. The fees paid pursuant to this outsourcing agreement provide, among other things, the executive management and employees who perform the operations for development and implementation of the Video1314.com platform. Samuel Kam is a director and the CEO of PowerNetix, and is paid a salary of $50,000 by PowerNetix. The 86.3% majority shareholder of PowerNetix is Biotonus Clinique Bon Port (Hong Kong) Limited, a private holding company incorporated in Hong Kong, which is a shareholder of Power Telecom Limited. The majority shareholder and a director of Biotonus Clinique Bon Port (Hong Kong) Limited is Samuel Kam (70%), who is also an officer and director of Power Telecom Limited, and the Chairman of IAS Energy, Inc. The outsourcing agreement between Power Telecom and Power PowerNetix is incorporated by reference to this Form 8-K/A as Exhibit 10.2.

Power Telecom has no other agreement at this time, with any officer or director, regarding employment with Power Telecom or compensation for services other than herein described. Compensation of officers and directors is determined by Power Telecom’s board of directors and is not subject to shareholder approval. Power Telecom may in the future create retirement, pension, profit sharing, insurance and medical reimbursement plans covering its officers and directors. At the present time, no such plans exist. No advances have been made or are contemplated by the company to any of its officers or directors.

No other compensation is paid to any of Power Telecom’s executive officers or directors. Power Telecom may in the future create retirement, pension, profit sharing, insurance and medical reimbursement plans covering its officers and directors. At the present time, Power Telecom has no such plans. No advances have been made or are contemplated by Power Telecom to any of its officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Biotonus Clinique Bon Port (Hong Kong) Limited, a Hong Kong corporation, is a shareholder of Power Telecom, holding 40% of the issued and outstanding shares of Power Telecom. The beneficial owners of Biotonus Clinique are Samuel Kam (70%), Marina Ma (15%) and a company controlled by Marina Ma (15%). Both Samuel Kam and Marina Ma are directors of Power Telecom.

Power Telecom entered into an outsourcing agreement with PowerNetix Limited, a company with related directors and officers, on

March 15, 2007. PowerNetix Limited is a private Hong Kong corporation. The 86.3% majority shareholder of PowerNetix is Biotonus Clinique Bon Port (Hong Kong) Limited, a private holding company incorporated in Hong Kong, which is a shareholder of Power Telecom Limited. The majority shareholder and a director of Biotonus Clinique Bon Port (Hong Kong) Limited is Samuel Kam (70%), who is also an officer and director of Power Telecom Limited, and the Chairman of IAS Energy, Inc. Under this agreement, PowerNetix provides all development work, server and Internet bandwidth rental and management to develop and implement the entire Video1314.com platform. The fees paid pursuant to this outsourcing agreement provide, among other things, the executive management and employees who perform the operations for development and implementation of the Video1314.com platform. Samuel Kam, a director and officer of Power Telecom, is a director and the CEO of PowerNetix, and is paid a salary of $50,000 by PowerNetix. The outsourcing agreement between Power Telecom and Power PowerNetix is incorporated by reference to this Form 8-K/A as Exhibit 10.2.

On November 26, 2007 IAS entered into an Option Agreement with each of the two shareholders of Power Telecom Limited and Power Telecom Limited, to acquire up to a 100% interest in Power Telecom. Pursuant to the Option Agreement, from the date of the Option Agreement until the earlier of the date that IAS has fully exercised the options under the Option Agreement and December 31, 2013, Samuel Kam, Chairman, of IAS, and Biotonus Clinique Bon Port (Hong Kong) Limited, of which Samuel Kam is a majority shareholder, and Marina Ma, a director of Power Telecom is also a shareholder, covenant to vote their shares of IAS in favour of the composition of the Board of Directors of IAS as Mr. Robertson, IAS’s President, shall so direct in writing.

Except as noted above with respect to the Option Agreement and the PowerNetix outsourcing agreement, to date, there have not been any significant contracts to which Power was a party and in which a director of Power Telecom had a material interest, directly or indirectly, other than Biotonus Clinique Bon Port (Hong Kong) Limited and PowerNetix Limited. At no time during the fiscal year ended April 30, 2008 was Power Telecom or Biotonus Clinique Bon Port (Hong Kong) Limited or PowerNetix Limited a party to any arrangements to enable the directors of Power Telecom to acquire benefits by means of acquisition of shares in or debentures of Power Telecom or any other entity.

Power Telecom believes that the transactions described here were on terms more favorable to our officers, and directors, than otherwise could be obtained if such transactions were with non-related parties.

Director Independence

Power Telecom is a limited liability company incorporated in Hong Kong under a Companies Ordinance, therefore, it is not required to have independent members of the board of directors.

LEGAL PROCEEDINGS.

Power Telecom is not involved in any pending or threatened legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

As of November 18, 2008, there were 10,000 shares of common stock of Power Telecom outstanding, held by two (2) shareholders of record.

Power Telecom is a private Hong Kong corporation and does not have a public market for its shares of common stock.

DIVIDEND POLICY

To date Power Telecom has not paid any dividends on its common stock and does not expect to declare or pay any dividends on such common stock in the foreseeable future. Payment of any dividends will be dependent upon future earnings, if any, its financial condition, and other factors as deemed relevant by its board of directors.

EQUITY COMPENSATION PLAN INFORMATION

Power Telecom has no form of equity compensation plan. Accordingly this disclosure has been omitted.

RECENT SALES OF UNREGISTERED SECURITIES.

There was no issuance or sales of Power Telecom’s securities without registration during the fiscal year ended April 30, 2008, nor the three months ended July 31, 2008.

Refer to the Notes to the audited financial statements of Power Telecom for the fiscal year ended April 30, 2008, and the unaudited financial statements for the three months ended July 31, 2008 for future commitments to issue unregistered securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Association of Power Telecom as are specified in clause 137 of Table “A” of the First Schedule the Companies Ordinance (Chapter 32) of Hong Kong provide that it may indemnify every director, managing director, agent, auditor, secretary and other officer of the company out of the assets of the company against any liability incurred by him in relation to the company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 358 of the Ordinance in which relief is granted to him by the court. In the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the 1933 Act and is therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in and disagreements with accountants on accounting and financial disclosure.

Dividends-Common Shares

Power Telecom has not paid cash dividends on its common stock and does not intend to do so in the foreseeable future.

Item 5.01	Changes in Control of Registrant

On September 3, 2008, IAS and Power Telecom completed the third option exercise, pursuant to the Option Agreement, referred to and, incorporated by reference, in Item 2.01 above.

Immediately following the completion of the exercise of the third option, there were 70,013,817 shares of common stock of IAS outstanding, and the Vendors became a 42.85% shareholder of IAS, holding an aggregate of 30,000,000 shares of common stock of IAS from the exercise of the first three options.

IAS

Following the completion of the exercise of the third option described in Item 2.01, IAS now holds an aggregate of 6,000 shares of Power Telecom’s common stock representing 60% of the issued and outstanding equity and the majority voting interest of Power Telecom. Following the completion of the third option exercise, IAS has paid Power Telecom an aggregate of $350,000 cash to be used for working capital purposes, issued an aggregate of 30,000,000 shares of its common stock from treasury to the shareholders of Power Telecom, and issued an aggregate of 3,000,000 shares of its common stock from treasury as a finders fee, for the first, second and third options.

The source of funds used by IAS to pay the $350,000 came from its working capital, the sources of which included the financial support from related parties, and the issuance of shares of its common stock.

IAS’s issuance of 30,000,000 shares of its common stock to the Vendors has resulted in the creation of a new control block held by the Vendors, but not a change of control with respect to its stock ownership.

However, pursuant to the Option Agreement, the shareholders of Biotonus Clinique Bon Port (Hong Kong) Limited (of which Samuel Kam, IAS’s Chair is a director of both Power Telecom and Biotonus), Power Telecom Limited, and Mr. Samuel Kam covenant to vote their shares of IAS in favour of the composition of the Board of Directors of IAS as the president of IAS, Mr. John Robertson, shall so direct in writing, until the earlier of the date that IAS has fully exercised the options under the Option Agreement and December 31, 2013.

IAS is receiving a series of options only to purchase the shares of Power Telecom and is under no obligation to exercise the options in whole or in part. If IAS elects only to exercise the first three options already exercised, or some of the series of options granted hereunder, it will retain the percentage of Power Telecom that it has already purchased. Further options include the following:

1)

To purchase an additional 20% interest in Power Telecom, IAS must issue an additional 10,000,000 Class A common shares, pay a further $150,000 to Power Telecom, and issue an additional 1,000,000 Class A common shares as a finder’s fee.

2)

To purchase an additional 20% interest in Power Telecom, IAS must issue an additional 10,000,000 Class A common shares, pay a further $150,000 to Power Telecom, and issue an additional 1,000,000 Class “A common shares as a finder’s fee.

Power Telecom

In connection with the completion of the exercise of the third option described in Item 2.01, the Vendors have sold an aggregate of 6,000 shares of Power Telecom’s common stock to IAS for consideration of 30,000,000 shares of common stock of IAS, which resulted in a change of control with respect to Power Telecom’s stock ownership, giving IAS control of 60% of Power Telecom.

At the date of the Option Agreement, the shareholders of Power Telecom Limited were Samuel Kam (as to 1 share of Power Telecom) and Biotonus Clinique Bon Port (Hong Kong) Limited (as to 9,999 shares of Power Telecom). The beneficial owner of Biotonus Clinique Bon Port (Hong Kong) Limited is Samuel Kam who is also a director of Power Telecom Limited. As of the date of completion of the third option exercise, Biotonus Clinique Bon Port (Hong Kong) Limited holds 4,000 common shares of Power Telecom and IAS holds 6,000 common shares of Power Telecom (see “Security Ownership of Certain Beneficial Owners and Management” sections in Item 2.01 above, which sets forth Power Telecom’s principal stockholders as required under this Item 5.01) .

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of the Business Acquired

The audited financial statements of Power Telecom for the years ended April 30, 2008 and 2007, including the notes to such financial statements, and the unaudited financial statements for the three months ended July 31, 2008, are incorporated herein by reference to Exhibit 99.1 of this Current Report. Reference is made to the transaction under the Option Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the exercise of the third option whereby IAS holds 6,000 shares of common stock of Power Telecom (60%), and the Vendors hold 30,000,000 shares of common stock of IAS (42.85%), the primary operations of IAS consist of the business and operations of Power Telecom, which are conducted in China. In this transaction, for accounting purposes, IAS is the accounting acquirer, and Power Telecom is the accounting acquiree. .

(b) Pro Forma Financial Information

Introduction to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The following Unaudited Pro Forma Condensed Combined Consolidated Financial Statements combine the historical consolidated balance sheets and statements of operations of IAS and Power Telecom, giving effect to the acquisition using the purchase method of accounting.

On November 26, 2007, IAS entered into an Equity Share Purchase Agreement (the “Option Agreement”) with all of the stockholders of Power Telecom, a corporation organized under the laws of Hong Kong. Pursuant to the Option Agreement IAS, at its option, had the right to purchase all of the issued and outstanding shares of capital stock of Power Telecom (the “Shares”).

The consideration to be paid under the Option Agreement was to consist of 55,000,000 Class A shares of Common Stock of IAS and stock options for the purchase of 1,000,000 Class A shares of Common Stock of IAS. In addition, IAS was required to make cash payments to Power Telecom totaling $650,000 for working capital. The consideration was to be paid in 5 stages over time, with IAS acquiring a 20% interest at the completion of each stage.

As at September 3, 2008, IAS has issued 33,000,000 Class A shares of Common Stock of IAS with a fair value corresponding to $6,671,232 and granted 1,000,000 stock options with a fair value corresponding to $267,954 to earn a 60% interest in Power Telecom. IAS has also advanced $350,000 to Power Telecom for working capital purposes,

Summary Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Data

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the year ended April 30, 2008 and the three months ended July 31, 2008 and the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of July 31,

2008 are based on the historical financial statements of IAS and Power Telecom, after giving effect to the acquisition of Power Telecom.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations are presented as if the combination had taken place on May 1, 2007 and May 1, 2008. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet is presented to give effect to the acquisition as if it occurred on July 31, 2008, and combines the balance sheet for IAS as of July 31, 2008 with the balance sheet of Power Telecom as of July 31, 2008 and reflects the allocation of the purchase price to the Power Telecom assets acquired and liabilities assumed.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are based on the estimates and assumptions set forth in the accompanying notes to such statements. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements should be read in conjunction with the historical financial statements of IAS included in IAS’s Form 10-KSB for the year ended April 30, 2008 and quarterly report on Form 10-Q for the three months ended July 31, 2008 and the historical financial statements of Power Telecom for the year ended April 30, 2008 and the three months ended July 31, 2008.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 18, 2008	IAS Energy, Inc.

	By:	/s/ James Vandeberg
James Vandeberg, Chief Operating Officer,
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location

3.1	Companies Ordinance Certificate of Incorporation of Power Telecom Limited as of March 13, 1998	Attached.

3.2	Memorandum of Association and Articles of Association of Power Telecom Limited, March 13, 1998.	Attached.

10.1	Option Agreement	Incorporated by Reference to Exhibit 10.1filed with our Form 8-K filed November 29, 2007

10.2	Outsourcing Agreement between Power Telecom Limited and PowerNetix Limited dated March 15, 2007	Attached.

21.1	List of Subsidiaries	Attached

99.1	Audited financial statements of Power Telecom for the fiscal years ended April 30, 2008 and 2007	Attached.

99.2

Unaudited pro forma condensed combined consolidated financial statements of IAS Energy, Inc. as of, and for the three months ended July 31, 2008 and accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

Attached.

99.3	Unaudited financial statements for the three months ended July 31, 2008	Attached.